                                                                    EXHIBIT 24.1


                               Powers of Attorney


KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, in counterpart, constitute and appoint Kevin J. Ryan, Edward J. Kelley, and Ronald J. Artale, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Registration Statement on Form S-8 to be filed in connection with the Wesley Jessen Savings and Retirement Plan, the Wesley Jessen Puerto Rico Savings Plan, and the PBH Employees' Savings & Investment Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

DATED: June 5, 1997.


Signature                           Title                                          Date
---------                           -----                                          ----

                                    Chairman of the Board
-----------------------                                                            ------------
Stephen G. Pagliuca


/s/ Kevin J. Ryan                   President and Chief Executive                  June 9, 1997
-----------------------             Officer (Principal Executive Officer),         ------------
Kevin J. Ryan                       Director



/s/ Edward J. Kelley                Chief Financial Officer and Treasurer          June 9, 1997
-----------------------             (Principal Financial and Accounting            ------------
Edward J. Kelley                    Officer) Director


/s/ Ronald J. Artale                Vice-President - Controller                    June 9, 1997
-----------------------             (Principal Accounting Officer)                 ------------
Ronald J. Artale


/s/ Adam W. Kirsch                  Director                                       June 9, 1997
-----------------------                                                            ------------
Adam W. Kirsch


/s/ John W. Maki                    Director                                       June 6, 1997
-----------------------                                                            ------------
John W. Maki


/s/ John J. O'Malley                Director                                       June 6, 1997
-----------------------                                                            ------------
John J. O'Malley